SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 12, 2003


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


                          Delaware 0-26224 51-0317849
               (State of Incorporation) (Commission (IRS Employer
                        File Number) Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
          (Address of principal executive offices, including zip code)


                                 (609) 275-0500
                         (Registrant's telephone number
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 9:  Regulation FD Disclosure

On November 12, 2003, 1,000,000 restricted units (the "Restricted Units") held by Stuart M. Essig, the President and Chief Executive Officer and a director of Integra LifeSciences Holdings Corporation (the "Company"), were converted into 1,000,000 shares of the Company's Common Stock (the "Conversion Stock"). The Restricted Units were issued to Mr. Essig pursuant to his employment agreement with the Company dated December 27, 1997. The conversion of the Restricted Units into the Conversion Stock had previously been deferred by Mr. Essig pursuant to the terms of his employment agreement. However, on November 12, 2003, the Company's board of directors authorized and approved the revocation of Mr. Essig's deferral.

On November 12, 2003, Mr. Essig sold 500,000 shares of the Conversion Stock to U.S. Bancorp Piper Jaffray at a price of $32.00 per share. The sale was made in compliance with the requirements of Rule 144 of the Securities Act of 1933. The proceeds from the sale will enable Mr. Essig to cover tax liabilities associated with his receipt of the Conversion Stock. Mr. Essig continues to hold 500,000 shares of the Conversion Stock.

The information in this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION



November 12, 2003                   By:     /s/ Stuart M. Essig
                                        ----------------------------------------
Stuart M. Essig
                                        President and Chief Executive Officer